Exhibit 10.1

AMERICAN TOWER CORPORATION
2026 EQUITY INCENTIVE PLAN
1.Purpose. The purpose of the American Tower Corporation 2026 Equity Incentive Plan is to provide a means through which the Company and the other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and the other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.
2.Definitions. The following definitions shall be applicable throughout the Plan.
(a)“Adjustment Event” has the meaning given to such term in Section 10(a)(i) of the Plan.
(b)“Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
(c)“Applicable Law” means each applicable law, rule, regulation and requirement, including, but not limited to, each applicable U.S. federal, state or local law, any rule or regulation of the applicable securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted and each applicable law, rule or regulation of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as each such law, rule and regulation shall be in effect from time to time.
(d)“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, Other Equity-Based Award and Cash Award granted under the Plan.
(e)“Award Agreement” means the document or documents by which each Award is evidenced, which may be in written or electronic form.
(f)“Board” means the Board of Directors of the Company.
(g)“Cash Award” means an Award granted to an Eligible Person under Section 9 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
(h)“Cause” has the meaning given to such term in the applicable Award Agreement.

(i)“Change in Control” means a transaction designated by the Board prior to the date on which the Change in Control occurs as a Change in Control for purposes of the Plan that has the result that the majority ownership of the Company or its assets is thereafter held by persons not stockholders of the Company immediately prior to such transaction, such as a sale of stock, a merger or other reorganization, or a sale of all or substantially all of the assets of the Company.
(j)“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(k)“Committee” means the Compensation and Human Capital Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation and Human Capital Committee or subcommittee thereof exists, the Board.
(l)“Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).
(m)“Company” means American Tower Corporation, a Delaware corporation, and any successor thereto.
(n)“Company Group” means, collectively, the Company and its Subsidiaries.
(o)“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or by an individual delegated the authority to so specify.
(p)“Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability,” as defined in any employment, severance, consulting or other similar agreement between the Participant and the Company in effect at the time of Termination; or (ii) in the absence of any such employment, severance, consulting or other similar agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or other member of the Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the position at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists in the absence of a long-term disability plan shall be made by the Company (or its designee) in its sole and absolute discretion. Notwithstanding the foregoing, however, in the case of any Award that is subject to Section 409A of the Code and is payable upon a Participant’s Disability, the Participant shall be treated as having a Disability only if the Participant’s condition also satisfies the definition of “disability” in Treas. Reg. § 1.409A-3(i)(4).
(q)“Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the

Company Group, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company Group.
(r)“Effective Date” means May 20, 2026.
(s)“Eligible Person” means: any (i) individual employed by any member of the Company Group; (ii) director of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group, or any other Person, in each case, who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act (or, for consultants or advisors outside of the U.S., can be offered securities consistent with Applicable Law).
(t)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(u)“Exercise Price” has the meaning given to such term in Section 7(b) of the Plan.
(v)“Fair Market Value” means, as of any date, the fair market value of a share of Common Stock, as reasonably determined by the Company and consistently applied for purposes of the Plan, which may include, without limitation, the closing sales price on the trading day immediately prior to or on such date, or a trailing average of previous closing prices prior to such date.
(w)“GAAP” has the meaning given to such term in Section 7(d) of the Plan.
(x)“Grant Date Fair Market Value” means, as of a Date of Grant, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock and, to the extent applicable, such determination shall be made in a manner that satisfies Section 409A and Section 422(c)(1) of the Code.
(y)“Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(z)“Indemnifiable Person” has the meaning given to such term in Section 4(e) of the Plan.
(aa)    “Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.
(bb)    “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.
(cc)    “Option” means an Award granted under Section 7 of the Plan.

(dd)    “Option Period” has the meaning given to such term in Section 7(c)(ii) of the Plan.

(ee)    “Other Equity-Based Award” means an Award that is not an Option, Restricted Stock or Restricted Stock Unit, that is granted under Section 9 of the Plan and is (i) payable by delivery of Common Stock and/or (ii) measured by reference to the value of Common Stock.
(ff)    “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and granted an Award pursuant to the Plan.
(gg)    “Performance Conditions” means one or more performance goals based on one or more of the following criteria established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable: revenue; revenue growth; sales; expenses; margins; adjusted funds from operations, net income; earnings or earnings per share; cash flow; stockholder return; return on investment; return on invested capital, assets, or equity; profit before or after tax; operating profit; return on research and development investment; market capitalization; quality improvements; market share; cycle time reductions; customer satisfaction measures; strategic positioning or marketing programs; business/information systems improvements; expense management; infrastructure support programs; human resource programs; customer programs; technology development programs; or any combination of any of the foregoing or any other criteria established by the Committee, and may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company or Company Group generally. Any of the above performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.
(hh)    “Permitted Transferee” has the meaning given to such term in Section 12(b)(ii) of the Plan.
(ii)    “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(jj)    “Plan” means this American Tower Corporation 2026 Equity Incentive Plan, as it may be amended and/or restated from time to time.
(kk)    “Plan Share Reserve” has the meaning given to such term in Section 6(a) of the Plan.
(ll)    “Qualifying Director” means a Person who is, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
(mm)    “Reporting Person” means a person subject to Section 16 of the Exchange Act.

(nn)    “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.
(oo)    “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 of the Plan.
(pp)    “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 of the Plan.
(qq)    “SAR Base Price” means, as to any Stock Appreciation Right, the price per share of Common Stock designated as the base value above which appreciation in value is measured.
(rr)    “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(ss)    “Stock Appreciation Right” or “SAR” means an Other-Equity Based Award designated in an applicable Award Agreement as a stock appreciation right.
(tt)    “Sub-Plans” means any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of permitting or facilitating the offering of Awards to employees who reside or work outside the jurisdiction of the United States of America, with each such Sub-Plan designed to comply with Applicable Law in such foreign jurisdictions and containing terms and conditions as the Board or the Committee deems necessary or appropriate to accommodate differences in local custom. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with Applicable Law, the Plan

Share Reserve and the other limits specified in Section 6(a) of the Plan shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.
(uu)    “Subsidiary” means, with respect to any specified Person:

(i)any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii)any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
(vv)    “Substitute Awards” has the meaning given to such term in Section 6(e) of the Plan.
(ww)    “Termination” means the termination of a Participant’s employment or service, as applicable, with the Company Group for any reason (including death or Disability); provided, however, that neither the termination of a Participant’s employment followed immediately thereafter by the commencement or continuation of such Participant’s services as a director, consultant, or advisor to any member of the Company Group, nor the termination of a Participant’s services to the Company Group as a director, consultant, or advisor to the Company Group followed immediately thereafter by the commencement or continuation of such Participant’s services as an employee of any member of the Company Group shall constitute a Termination hereunder until and unless the Participant experiences a termination of all employment and services to the Company Group, regardless of capacity. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event, neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a military reserve or National Guard unit) nor a transfer of employment or service within the Company Group shall be considered a Termination. Further, unless otherwise determined by the Committee, a Participant employed by, or performing services for, a Subsidiary or a division of the Company shall be deemed to incur a Termination if, as a result of a Disaffiliation, such Subsidiary or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately become an employee of, or service provider for, another member of the Company Group. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination” shall mean a “separation from service” as defined under Section 409A of the Code.

3.Effective Date; Duration. The Plan shall be effective as of the Effective Date. The Plan will continue in effect until terminated under Section 11 or, if earlier, the tenth (10th) anniversary of the Effective Date (or the date of stockholder approval of the Plan, if earlier); provided, however, that such termination shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
4.Administration.
(a)General. The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b)Committee Authority. Subject to the provisions of the Plan and Applicable Law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards or the manner in which such number shall be determined; (iv) determine the amount of cash to be covered by each Cash Award granted hereunder; (v) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award (including, but not limited to, the Exercise Price or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares, if any, relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion); (vi) determine whether, to what extent and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (viii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (ix) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (x) modify, waive, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Conditions; (xi) accelerate the vesting of an outstanding Award for any reason; (xii) adopt Sub-Plans; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Except as otherwise provided hereby or in a particular Award, any determination or action with respect to an Award may be made or taken by the Committee at the time of grant or at any time thereafter.
The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
(c)Delegation. Except to the extent prohibited by Applicable Law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated in accordance with Applicable Law, except with respect to grants of Awards to Persons (i) who are Non-Employee Directors, or (ii) who are subject to Section 16 of the Exchange Act.
(d)Finality of Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award and any stockholder of the Company.
(e)Indemnification. No member of the Board or the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by Applicable Law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under (i) the organizational documents of any member of the Company Group, (ii) pursuant to Applicable Law, (iii) an individual indemnification agreement or contract or otherwise, or (iv) any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.
(f)Board Authority. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5.Grants of Awards; Eligibility. The Committee may, from time to time, grant Awards to one or more Eligible Persons. Participation in the Plan shall be limited to Eligible Persons. Any Award may be made alone, in addition to, or in relation to any other Award.
6.Shares Subject to the Plan; Limitations.
(a)Share Reserve. Subject to Section 10 of the Plan, the maximum aggregate number of shares of Common Stock (the “Plan Share Reserve”) that shall be available for Awards under the Plan shall be equal to (a) 12,000,000 plus (b) any shares of Common Stock subject to awards granted under the Company’s 2007 Equity Incentive Plan, as amended (the “2007 Plan”), that, on or after the Effective Date, expire or otherwise terminate without having been exercised in full, or are forfeited to the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (b) equal to 1,778,230 shares of Common Stock and (c) the number of shares of Common Stock that, immediately prior to the Effective Date, remain available for future awards under the 2007 Plan (collectively, the “Plan Share Reserve”). Each Award granted under the Plan will reduce the Plan Share Reserve by the number of shares of Common Stock underlying the Award.
(b)Additional Limits. Subject to Section 10 of the Plan, (i) no more than 12,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (ii) during a single fiscal year, the number of Awards eligible to be made to any Non-Employee Director (in their capacity as a Non-Employee Director), taken together with any cash fees paid to such Non-Employee Director (for services as a Non-Employee Director) during such fiscal year, shall not exceed a total value of $1,500,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The foregoing limit shall not apply with respect to: (i) compensation granted to a Non-Employee Director during the calendar year in which such individual is first appointed or elected to the Board, or (ii) compensation approved by the Board in extraordinary circumstances, as determined in its discretion, provided that any such compensation is approved by the Board or the Committee and, in the case of clause (ii), with the Non-Employee Director abstaining from the approval process or, in the case of approval via unanimous written consent, such Non-Employee Director fully disclosing any inherit interest in the matters subject to such approval.
(c)Share Counting. Other than with respect to Substitute Awards, to the extent that an Award expires or is forfeited or terminated without issuance to the Participant of the full number of shares of Common Stock to which the Award related, the unissued shares underlying such Award will be returned to the Plan Share Reserve and again be available for grant under the Plan. Any Awards settled in cash (including any shares of Common Stock that would have been delivered in connection with any such Award had there been no cash settlement) shall not be counted against the number of shares of Common Stock available for issuance under the Plan. Shares of Common Stock withheld in payment of the Exercise Price or SAR Base Price shall constitute shares of Common Stock issued to the Participant and shall reduce the Plan Share Reserve. Shares of Common Stock withheld in payment of taxes relating to an Award other than an Option or SAR shall not constitute shares of Common Stock issued to the Participant and shall not reduce the Plan Share Reserve.
(d)Source of Shares. Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares of Common Stock held in the treasury of the Company, shares of Common Stock purchased on the open market or by private purchase or a combination of the foregoing.
(e)Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Plan Share Reserve; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.
7.Options.
(a)General. Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options may be granted only to Eligible Persons who are employees of a member of the Company Group. No Option may be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code. Any Option intended to be an Incentive Stock Option which does not qualify as an Incentive Stock Option for any reason, including by reason of grant to an Eligible Person who is not an employee or the Plan not being properly approved by the stockholders of the Company under Section 422(b)(1) of the Code, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b)Exercise Price; Fair Market Value. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Grant Date Fair Market Value of such share; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Grant Date Fair Market Value per share. In addition, the aggregate Fair Market Value of the number of shares of Common Stock (determined at the time an Incentive Stock Option is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the incentive stock option plans of the Company Group, may not exceed $100,000. To the extent an Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Option in excess of such limit shall be treated as a Nonqualified Stock Option.
(c)Vesting and Expiration; Termination.
(i)Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee and as set forth in the applicable Award Agreement, including, without limitation, satisfaction of Performance Conditions.
(ii)Options shall expire upon a date determined by the Committee, not to exceed 10 years from the Date of Grant (the “Option Period”). Notwithstanding the foregoing, in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.
(iii)Unless otherwise determined by the Committee, in the event of a Participant’s Termination for any reason, such Participant’s Options will be treated in accordance with the applicable Award Agreement.

(d)Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes that are required to be withheld under Applicable Law, as determined in accordance with Section 12(d) hereof. Options which have become exercisable may be exercised by delivery of written or electronic notice (or telephonic instructions to the extent provided by the Committee) of exercise to the Company (or any third-party administrator, as applicable) in accordance with the terms of the Option and any other exercise procedure established by the Committee, accompanied by payment of the Exercise Price. Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, the Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised; provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”)); or (ii) by such other method as the Committee may permit, in its sole discretion, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price and any Federal, state, local and non-U.S. income, employment and any other applicable taxes that are required to be withheld under Applicable Law, as determined in accordance with Section 12(d) hereof. In the Committee’s discretion, fractional shares of Common Stock may be delivered under the Plan, including in connection with any cashless exercise, net exercise, or tax withholding. In the Committee’s discretion, fractional shares of Common Stock may be settled in cash.
(e)Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such shares of Common Stock before the later of (i) the date that is two years after the Date of Grant of the Incentive Stock Option or (ii) the date that is one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such shares of Common Stock.

(f)Compliance With Laws. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other Applicable Law.
8.Restricted Stock and Restricted Stock Units.
(a)General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. Subject to the restrictions set forth in this Section 8, Sections 12(b) and 12(c) of the Plan and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock and the right to receive any dividends and other distributions. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.
(c)Vesting; Termination.
(i)Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee and as set forth in the applicable Award Agreement, including, without limitation, satisfaction of Performance Conditions;
(ii)Unless otherwise determined by the Committee, in the event of a Participant’s Termination for any reason, such Participant’s Restricted Stock and Restricted Stock Units will be treated in accordance with the applicable Award Agreement.

(d)Issuance of Restricted Stock and Settlement of Restricted Stock Units.
(i)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share).
(ii)Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units.
(e)Legends on Restricted Stock. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions and restrictions to such Award.
9.Other Equity-Based Awards & Cash Awards. The Committee may grant Other Equity-Based Awards and Cash Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine, including, without limitation, satisfaction of Performance Conditions. For the avoidance of doubt, Other Equity-Based Awards and Cash Awards may be granted subject to the satisfaction of vesting conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of a Cash Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder. Each Other Equity-Based Award and Cash Award granted under the Plan shall be evidenced by an Award Agreement and shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
10.Changes in Capital Structure and Similar Events. Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply to all Awards granted hereunder:
(a)Adjustment Events.
(i)In the event of (A) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, Disaffiliation, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control); or (B) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in clause (A) or (B), an “Adjustment Event”), and subject to any limitation required under Applicable Law, the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (a) the Plan Share Reserve, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder; (b) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan or any Sub-Plan; and (c) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (II) the Exercise Price or SAR Base Price with respect to any Option or SAR, as applicable, or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award); or (III) any applicable Performance Conditions; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.
(ii)Any adjustments made pursuant to this Section 10(a) to Awards that constitute “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and any adjustments made pursuant to this Section 10(a) to Awards that do not constitute “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either: (A) the Awards continue not to constitute “nonqualified deferred compensation” subject to Section 409A of the Code; or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.
(iii)In taking any of the actions permitted under this Section 10(a), the Committee will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of the same Award, similarly.
(b)Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Committee determines (subject to the provisions of the following paragraph) whether with or without a Participant’s consent, including, without limitation, that:
(i)such Award will be assumed, or a substantially equivalent Award will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices as set forth in Section 10(a);
(ii)upon written notice to the applicable Participant, such Award will terminate upon or immediately prior to the consummation of such Change in Control;
(iii)(1) such Award will terminate in exchange for an amount of stock, cash, or other securities or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the applicable Participant’s rights as of the date of the Change in Control (and, for the avoidance of doubt, if as of the date of the Change in Control the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the applicable Participant’s rights thereunder, then such Award may be terminated by the Company without payment), or (2) such Awards will be replaced with other rights or property selected by the Committee in its sole discretion; or
(iv)any combination of the foregoing.
In taking any of the actions permitted under this Section 10(b), the Committee will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of the same Award, similarly.
Notwithstanding the generality of the foregoing, in the event of a Change in Control in which the acquiring or succeeding corporation does not assume or substitute for the Award (or portion of the Award), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs (or portion thereof) that are not assumed or substituted for, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at the greater of (i) one hundred percent (100%) of target levels and (ii) the level of achievement as determined by the Committee not later than the date of the Change in

Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period) and, in each case, all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and any member of the Company Group. In addition, if an Option or SAR (or portion thereof) is not assumed or substituted for, the Committee will notify the Participant in writing or electronically that the Option or SAR (or its applicable portion) will be exercisable for a period of time determined by the Committee in its sole discretion, and the Option or SAR (or its applicable portion) will terminate upon the expiration of such period.
For the purposes of this subsection (b), an Award will be considered assumed if, following the Change in Control: (i) the Award confers the right to purchase or receive, for each share subject to the Award immediately prior to such transaction, the consideration (whether stock, cash, or other securities or property) received in such Change in Control by holders of Common Stock for each share held on the effective date of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in such Change in Control is not solely common stock of the acquiring or succeeding corporation or its parent, the Committee may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, for each share subject to such Award, to be solely common stock of the acquiring or succeeding corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control and (ii) the Award retains a vesting schedule at least as favorable to Participant as the original Award.
Notwithstanding anything in this Section 10(b) to the contrary, and unless otherwise provided for in an Award Agreement or other written agreement between the Participant and any member of the Company Group, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its acquirer or successor modifies or eliminates any of such performance goals without the Participant’s consent if such modification or elimination would materially and adversely affect the rights of such Participant; provided, however, a modification to such performance goals only to reflect the acquiring or succeeding corporation’s corporate structure following the applicable Change in Control will not be deemed to invalidate an otherwise valid Award assumption and provided further, that, with respect to any unvested performance-based Award, the Company may, without the consent of the affected Participant, (1) deem all performance goals achieved at the greater of (x) one hundred percent (100%) of target levels and (y) the level of achievement as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period) and (2) provide that the Award will continue to be subject to time-based vesting over the original vesting period.
Notwithstanding anything in this Section 10(b) to the contrary, for any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, if the change in control definition contained in the Award Agreement or other agreement related to the Award does not constitute an event described in Section 409A(a)(2)(v) of the Code and the regulations promulgated thereunder (a “Section 409A CIC”), then any payment of an amount that is otherwise accelerated under this Section 10(b) will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under Section 409A of the Code; provided, however, that whether or not a Change in Control is a Section 409A CIC, such Change in Control shall result in the accelerated vesting of such Award to the extent provided by the Award Agreement, this Plan, other agreement related to the Award or otherwise by the Committee.
(c)Other Requirements. Prior to any payment or adjustment contemplated under this Section 10, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
(d)Fractional Shares. Unless otherwise determined by the Committee, any adjustment provided under this Section 10 may provide for the elimination of any fractional share that might otherwise become subject to an Award.
(e)Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 10 shall be conclusive and binding for all purposes.
11.Amendments and Termination.
(a)Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that the Company will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to Section 11(c) of the Plan without stockholder approval.
(b)Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of the Plan and any applicable Award Agreement, waive any conditions or rights under, amend or modify any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 10 or as required by Applicable Law, any such waiver, amendment, modification, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.
(c)No Repricing. Notwithstanding anything in the Plan to the contrary, without stockholder approval, except as otherwise permitted under Section 10 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the SAR Base Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or SAR Base Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
12.General.
(a)Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and need not be the same for each Participant. The Award Agreement shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company.
(b)Nontransferability.
(i)Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by Applicable Law) other than by will or by the laws of descent and distribution or to the extent expressly permitted in writing by the Committee (including in the applicable Award Agreement) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii)Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(c)Dividends and Dividend Equivalents; No Dividends on Unearned Awards.
(i)The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, with or without interest, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards.
(ii)Without limiting the foregoing, any dividend otherwise payable in respect of any share of Restricted Stock that remains subject to vesting conditions at the time of payment of such dividend shall be retained by the Company and remain subject to the same vesting conditions as the share of Restricted Stock to which the dividend relates and shall be delivered (without interest) to the Participant within 15 days following the date on which such restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate).
(iii)To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units or Other Equity-Based Awards shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, in the sole discretion of the Committee, in additional Restricted Stock Units or Other Equity-Based Awards, as applicable, with the underlying shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, in the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall only be payable (if at all) at the same time as the underlying Restricted Stock Units or Other Equity-Based Awards are settled following the date on which the Restricted Period lapses with respect to such Restricted Stock Units or Other Equity-Based Awards, and if such Restricted Stock Units or Other Equity-Based Awards are forfeited, the Participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).
(iv)For the avoidance of doubt, the holder of an Option or a SAR shall not be entitled to be credited with dividend equivalent payments in respect of such Option or SAR.
(d)Tax Withholding.
(i)A Participant shall be required to pay the Company or one or more of its Subsidiaries, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are required to be withheld under Applicable Law in respect of an Award, no later than the date of the event creating the tax liability. Alternatively, the Company or any of its Subsidiaries may elect, in its sole discretion and to the extent permitted by law, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant under the Plan or otherwise.
(ii)Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are required to be withheld under Applicable Law with respect to an Award by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such minimum statutorily required withholding liability (or portion thereof); or (B) having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate Fair Market Value equal to an amount, subject to clause (iii) below, not in excess of such minimum statutorily required withholding liability (or portion thereof). In the Committee’s discretion, fractional shares may be withheld and/or delivered to Participants in connection with tax withholding under the Plan.

(iii)The Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow Participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).
(e)No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of any member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the adoption, maintenance, or operation of the Plan nor any action taken or Award granted hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any other member of the Company Group may at any time change the terms of a Participant’s employment or engagement with any member of the Company Group (including, without limitation, promote, demote, or otherwise re-assign any Participant from one position to another within the Company Group or any Affiliate) or otherwise dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(f)International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to permit or facilitate participation in the Plan by such Participants, conform such terms with the requirements of Applicable Law or to obtain more favorable tax or other treatment for a Participant or any member of the Company Group.
(g)Designation and Change of Beneficiary. To the extent permitted under Applicable Law and by the Company, each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable or exercise rights with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, or in the event the Company determines that any such designation does not comply with Applicable Law, the beneficiary shall be deemed to be the Participant’s estate.
(h)Changes in Status & Leaves of Absence. The Committee shall have the discretion to determine (whether by establishing a policy applicable to the treatment of any or all Awards in such circumstances, or by making an individualized determination) at any time whether and to what extent any tolling, reduction, vesting-extension, forfeiture or other treatment should be applied to an Award in connection with a Participant’s leave of absence or a change in a Participant’s regular level of time commitment to any member of the Company Group or any of the Company’s parents or Affiliates, as applicable (e.g., in connection with a change from full-time to part-time status); provided, however, that the Committee shall not have any such discretion (whether pursuant to a policy or specific determination) to the extent that the grant of such discretion would cause any tax to become due under Section 409A of the Code; and provided, further, that in the absence of a determination to the contrary by the Committee, vesting shall continue during any paid leave and shall be tolled during any unpaid leave (in all cases, unless otherwise required by Applicable Laws or unless it would cause any tax to become due under Section 409A of the Code). In the event of any such tolling, forfeiture, reduction or extension, the Participant shall have no right to the portion of the Award so tolled, forfeited, reduced or extended (except for the right that remains, if any, after the application of such action).
(i)No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.
(j)Government and Other Regulations.
(i)The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all Applicable Law. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission (or as otherwise permitted under Applicable Law) or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement and Applicable Law, and, without limiting the generality of Section 8 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add, at any time, any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii)Prior to a Change in Control, the Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) in the case of Options, SARs or other Awards subject to exercise, pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (II) the aggregate Exercise Price or SAR Base Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award subject to exercise), or (B) in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, or the underlying shares in respect thereof. Any applicable amounts shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
(k)No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within 10 days after filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(l)Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(m)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(n)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.
(o)Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(p)Relationship to Other Benefits; No Contract of Employment. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by Applicable Law. This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.
(q)Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS UNDER THE PLAN OR ANY APPLICABLE AWARD AGREEMENT.
(r)Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(s)Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. This Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator, or trustee of such estate.
(t)Section 409A of the Code.
(i)Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.
(ii)Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that constitute “nonqualified deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii)This Section 12(t) shall only apply with respect to Participants to whom Section 409A of the Code is applicable.
(u)Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time, including the American Tower Corporation Compensation Recovery Policy, as amended from time to time; and (ii) Applicable Law. Further, unless otherwise determined by the Committee, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.
(v)Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, except as may be required pursuant to Section 12(u) hereof, if an Award constitutes “nonqualified deferred compensation” under Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
(w)Section 16(b) of the Exchange Act. It is the intent of the Company that this Plan and any Awards granted, forfeited, withheld, or “net exercised” hereunder satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 12(w), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
(x)Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.